Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated March 25, 2025, relating to the consolidated financial statements of Athena Bitcoin Global for the years ended December 31, 2024 and December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ FGMK, LLC

Chicago, Illinois

June 30, 2025